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                                                                   EXHIBIT 10.10

                                 Paul A. Brooke
                            21 E. 90th Street, #14AB
                            New York, New York 10128

March 31, 2002

Jean-Pierre Sommadossi, Ph.D.
Novirio Pharmaceuticals Limited
c/o Novirio Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, MA 02140

Dear Jean-Pierre:

This letter is inform you that I resign effective immediately as a director of Novirio Pharmaceuticals Limited and, as we have agreed, will terminate my service as a consultant to the Company. Please acknowledge your receipt of this letter and your agreement and acknowledgement that the 60,000 Ordinary Shares which are the subject of the Stock Restriction Agreement dated as of December 15, 2000 by and between Novirio and me will become vested in full as of the effective date of this termination of service.

Very truly yours,

/s/ Paul A. Brooke

Paul A. Brooke



Acknowledged and Agreed this 31st day of March 2002

NOVIRIO PHARMACEUTICALS LIMITED


By: /s/ Jean-Pierre Sommadossi
   ------------------------------------
   Jean-Pierre Sommadossi, Ph.D.
   Chairman and Chief Executive Officer